Exhibit 10.2

THIS IS THE FORM OF TRANSITION SERVICES AGREEMENT THAT IS INTENDED TO BE ENTERED INTO BETWEEN IDT CORPORATION AND RAFAEL HOLDINGS, INC., TO BE EFFECTIVE UPON CONSUMMATION OF THE SPIN-OFF

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT, dated as of February __, 2018 (this “Agreement”), is entered into by and between Rafael Holdings, Inc., a Delaware corporation (“Rafael”), and IDT Corporation, a Delaware corporation (“IDT”). For purposes of this Agreement, “Party” or “Parties” shall mean either Rafael or IDT, individually or collectively.

BACKGROUND

WHEREAS, IDT is executing a spin-off of its equity interest in Rafael (which, prior to the date hereof, was a majority-owned subsidiary of IDT), to IDT’s stockholders, and has agreed to provide certain corporate, tax and accounting support, administrative and other services to Rafael on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing, the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

AGREEMENT

1. Representations and Warranties.

As an inducement to enter into this Agreement, Rafael and IDT each hereby represents and warrants to the other as follows:

(a) It is an entity duly organized, validly existing and in good standing under the laws of the state of Delaware.  Such Party has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery by such Party of this Agreement, the performance by such Party of its obligations hereunder and the consummation by such Party of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of such Party.

(b) The execution and delivery by such Party of this Agreement, the performance by such Party of its obligations hereunder and the consummation by such Party of the transactions contemplated hereby do not and will not (i) violate, conflict with or result in the breach of any provision of the certificate of incorporation or bylaws of such Party, (ii) conflict with or violate any law or governmental order applicable to such Party, or (iii) conflict with, or result in any breach of, constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such Party is a party, which would adversely affect the ability of such Party to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

2. Provision and Term of Services; Termination.

(a) IDT agrees to provide, directly or via one or more of its affiliates, to Rafael the services (collectively, the “Services”) as set forth on each Schedule A that is appended hereto from time to time.  The Services shall be provided in accordance with the terms and provisions of this Agreement and the applicable Schedule A.

(b) IDT shall, and where appropriate shall ensure that any officer, employee, agent or sub-contractor providing Services on behalf of IDT shall, use reasonable care, skill and diligence in providing the Services.

(c) IDT shall maintain accurate records and accounts of all transactions relating to the Services performed by it or its affiliates pursuant to this Agreement.  Such records and accounts shall be maintained separately from IDT’s own records and accounts and shall reflect such information as would normally be examined by an independent accountant in performing a complete audit pursuant to U.S. generally accepted auditing standards for the purpose of certifying financial statements, and to permit verification thereof by governmental agencies.  Rafael shall have the right to inspect and copy, upon reasonable notice and at reasonable intervals during IDT’s regular office hours, the separate records and accounts maintained by IDT relating to the Services.

THIS IS THE FORM OF TRANSITION SERVICES AGREEMENT THAT IS INTENDED TO BE ENTERED INTO BETWEEN IDT CORPORATION AND RAFAEL HOLDINGS, INC., TO BE EFFECTIVE UPON CONSUMMATION OF THE SPIN-OFF

(d) All of the Services shall be provided during the term of this Agreement.  The term of this Agreement shall commence on the date hereof and continue until the twelve (12) month anniversary of the date hereof, and shall automatically renew for additional six-month terms unless, no later than ninety (90) days prior to the end of the then-current term of this Agreement, IDT or Rafael notifies the other of its intent to terminate this Agreement, in which case this Agreement shall terminate effective as of the end of the then-current term, provided that Services may terminate earlier by Rafael upon thirty (30) days prior written notice.

(e) In the event of a termination of this Agreement, all outstanding sums due hereunder shall be paid immediately following the date of termination and any rights or obligations to which any of the Parties may be entitled or be subject prior to its termination shall remain in full force and effect. IDT shall cooperate fully in the transition back to Rafael of any and all matters related to the terminated Services such that Rafael shall not be prejudiced by such termination (but IDT shall not be required to bear any out-of-pocket costs for such transition unless Rafael shall agree to reimburse it for the same).

3. Compensation for Services.

(a) Rafael shall pay IDT for the Services in accordance with the fee schedule or fee structure or calculation methodology set forth on an applicable Schedule A.

(b) Unless otherwise specified on a Schedule A, such fees shall be paid by Rafael within thirty (30) days of the delivery of an appropriate invoice related thereto (which, unless otherwise provided for in a Schedule A, shall be issued no more frequently than monthly).  Such invoice must comply with all applicable tax requirements and separately describe the amount for fees, expenses and value added tax, if any.  Failure to provide an invoice for fees for any given month shall not be deemed a waiver of such fees, and such fees may be included, without prejudice, in a later invoice delivered to Rafael.

(c) If not specified on the applicable Schedule A, the fees payable for a specific Service shall be equal to the actual costs of IDT in providing such Service, including a reasonable and good faith allocation of overhead expenses of IDT, which shall include an implied profit margin thereon not to exceed three percent (3%).  Upon request of Rafael, IDT shall deliver to Rafael, on a monthly basis, such reasonable and relevant information and supporting documentation with respect to the actual allocation of each of IDT’s employees delivering the actual Service.

(d) Unless otherwise specified on a Schedule A, Rafael shall reimburse IDT for third-party, out-of-pocket, incidental travel, lodging and food expenses incurred by IDT in providing the Services in accordance with IDT’s customary travel policy provided that Rafael approves such expenses in advance and in writing.  Such reimbursement shall be within thirty (30) days of receipt of an invoice from IDT for such incidental expenses accompanied by such additional documentation reasonably required by Rafael to verify the amount of the expense and that such expense was incurred in connection with providing the Services.

(e) All amounts payable by Rafael to IDT shall be paid by wire transfer in accordance with the wire transfer instructions provided by IDT to Rafael from time to time.

THIS IS THE FORM OF TRANSITION SERVICES AGREEMENT THAT IS INTENDED TO BE ENTERED INTO BETWEEN IDT CORPORATION AND RAFAEL HOLDINGS, INC., TO BE EFFECTIVE UPON CONSUMMATION OF THE SPIN-OFF

4. Force Majeure.

The obligation of IDT to provide Services shall be suspended during the period and to the extent that IDT is prevented or hindered from complying therewith by any law or governmental order, rule, regulation or direction, whether domestic or foreign, or by any cause beyond the reasonable control of IDT, including, but not limited to, acts of nature, strikes, lock outs and other labor and industrial disputes and disturbances, civil disturbances, accidents, acts of terrorism, acts of war or conditions arising out of or attributable to war (whether declared or undeclared), shortage of necessary equipment, materials or labor, or restrictions thereon or limitations upon the use thereof, and delays in transportation.  In such event, IDT shall give notice of suspension as soon as reasonably practicable to Rafael stating the date and extent of such suspension and the cause thereof and IDT’s best estimate of the date on which it will be able to resume the performance of its obligations.  In addition, IDT will use commercially reasonable efforts during any such suspension to keep Rafael informed as to the progress of removal of the cause of such suspension.  IDT shall resume the performance of such obligations as soon as reasonably practicable after the removal of the cause and IDT shall so notify Rafael.  Rafael shall not be liable for payment of fees for any Service for the period in which such Service could not be provided pursuant to this Section 4.

5. Compliance with Law.

IDT and Rafael shall undertake to provide and utilize the Services in accordance with and adhere to all laws and governmental rules, regulations and orders applicable at the place where Services are rendered, including without limitation, data protection regulations.

6. Confidentiality.

(a) Each Party agrees to hold in confidence, and to use reasonable efforts to cause its employees, representatives and affiliates performing Services to hold in confidence (at least to the extent that such Party keeps its own confidential information in confidence, but in no event less than commercially reasonable given the nature of the confidential information), all confidential information concerning the other Party and its affiliates furnished to or obtained by such Party in the course of providing the Services (except to the extent that such information has been (i) in the public domain through no fault of such Party or (ii) lawfully acquired on a non-confidential basis by such Party from sources other than Rafael); and shall not disclose or release any such confidential information to any person, except its employees, representatives and agents who have a need to know such information in connection with such Party’s performance under this Agreement, unless (A) such disclosure or release is compelled by the judicial or administrative process or (B) in the opinion of counsel to IDT, such disclosure or release is necessary pursuant to requirements of law or the requirements of any governmental entity including, without limitation, disclosure requirements under the Securities Act of 1933 or the Securities Exchange Act of 1934, in each case as amended.

(b) Each Party shall supervise its personnel and establish systems to assure that Rafael’s information is made available to such Party’s employees on an “as needed” basis only.  Each Party shall use such information only for purposes of providing the Services and for no other purpose.  In particular, the department of a Party providing the Services shall in no way make any information concerning Rafael available to any other management or operational department or division of such Party or to personnel associated with such divisions or departments except to the extent approved in writing by the other Party.

7. Indemnification.

(a) Rafael and its affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by IDT for and against any and all liabilities, losses, damages (excluding special, incidental, punitive, indirect and consequential damages), claims, costs and expenses, interest, awards, judgments and penalties (including attorneys’ and consultants’ fees and expenses) actually suffered or incurred by them (including any action brought or otherwise initiated by any of them), arising out of or resulting from:

(i) the breach of any representation or warranty made by IDT contained in this Agreement;

(ii) the breach of any covenant or agreement by IDT contained in this Agreement;

(iii) the gross negligence, fraud, willful defaults or willful misconduct of IDT or any of its employees, agents, contractors, successors, assigns or affiliates; and

(iv) the enforcement of the indemnification rights of Rafael and its affiliates provided for in this Agreement.

THIS IS THE FORM OF TRANSITION SERVICES AGREEMENT THAT IS INTENDED TO BE ENTERED INTO BETWEEN IDT CORPORATION AND RAFAEL HOLDINGS, INC., TO BE EFFECTIVE UPON CONSUMMATION OF THE SPIN-OFF

(b) IDT and its affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by Rafael for and against any and all liabilities, losses, damages (excluding special, incidental, punitive, indirect and consequential damages), claims, costs and expenses, interest, awards, judgments and penalties (including attorneys’ and consultants’ fees and expenses) actually suffered or incurred by them (including any action brought or otherwise initiated by any of them), arising out of or resulting from:

(i) the breach of any representation or warranty made by Rafael contained in this Agreement;

(ii) the breach of any covenant or agreement by Rafael contained in this Agreement;

(iii) the gross negligence, fraud, willful defaults or willful misconduct of Rafael; and

(iv) the enforcement of the indemnification rights of IDT and its affiliates provided for in this Agreement.

8. Liability.

Neither Party nor its affiliates shall have any liability whatsoever to any other Party for any error, act or omission in connection with the Services to be rendered by IDT to Rafael hereunder in excess of the Liability Limitation, unless any such error, act or omission derives from the willful misconduct or gross negligence of such Party (or its affiliates).  IN NO EVENT SHALL EITHER PARTY (OR AFFILIATE THEREOF) BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, REVENUES OR DATA), WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.  THE LIABILITY OF A PARTY (AND ITS AFFILIATES) FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER, WHETHER IN CONTRACT, TORT OR ANY OTHER LEGAL THEORY, IS LIMITED TO, AND WILL NOT EXCEED, THE OTHER PARTY’S DIRECT DAMAGES. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE PARTIES DISCLAIM ALL WARRANTIES WITH RESPECT TO THE SERVICES, INCLUDING ALL WARRANTIES AS TO SUITABILITY OR FITNESS FOR A SPECIFIC PURPOSE.

As used herein, the term “Liability Limitation” shall mean, (i) all fees for Services billed hereunder during the term of this Agreement up to the date on which such determination is made, plus (ii) without duplication, the anticipated fees for Services to be paid during the six (6) month period (starting on the date hereof or a six (6) month or annual anniversary thereof) during which such determination is made.

9. Notices.

Any legal notice, demand or other communication required or permitted to be given by any provision of this Agreement (each a “Notice”) shall be in writing and shall be deemed to have been properly given or served only if addressed to a Party at its address set forth on Schedule A attached hereto, and if delivered (i) by hand, (ii) by certified mail, return receipt requested, (iii) by overnight commercial carrier, (iv) by facsimile transmission with confirmation of receipt or (v) by email.  All such communications shall be deemed to have been properly given or served (i) if by hand, when received, (ii) if by mail, on the date of receipt or of refusal to accept shown on the return receipt, (iii) if by overnight commercial carrier, on the date that is one (1) business day after the date upon which the same shall have been delivered to such overnight commercial carrier, addressed to the recipient, with all shipping charges prepaid, provided that the same is actually received (or refused) by the recipient in the ordinary course (iv) if by facsimile, on the date sent with transmission confirmed and (v) if by email, on the date such email is received by such party.

THIS IS THE FORM OF TRANSITION SERVICES AGREEMENT THAT IS INTENDED TO BE ENTERED INTO BETWEEN IDT CORPORATION AND RAFAEL HOLDINGS, INC., TO BE EFFECTIVE UPON CONSUMMATION OF THE SPIN-OFF

10. No Third Party Beneficiaries.

This Agreement shall be binding upon and inure solely to the benefit of the Parties and their permitted successors and assigns, and IDT and Rafael shall be entitled to enforce its respective rights under this Agreement against the other Party.  Rafael may not assign this Agreement without the prior written consent of IDT.

11. Governing Law.

This Agreement shall be governed by, and construed in accordance with the laws of the state of New Jersey.  The Parties submit to the jurisdiction of any state or federal court sitting in New Jersey for the purpose of any suit, action or proceeding arising out of this Agreement.

12. Dispute Resolution.

It is the intention of the Parties that IDT shall act in the best interests of Rafael.  If, in the course of providing or arranging for Services hereunder, IDT identifies a conflict of interest that would lead a reasonable person to conclude that IDT cannot act in the best interests of Rafael while also acting in the best interests of IDT, such conflict shall immediately be reported to Rafael so that it may be addressed without prejudice to either Party.

Rafael and IDT shall each use good faith efforts to resolve any disputes arising out of this Agreement within fifteen (15) days of receipt of a Party’s written notice of a dispute.  All disputes under this Agreement shall be referred to the Chief Financial Officer (or the most senior financial executive of a Party) or his/her designee of each of IDT and Rafael.  The executives shall meet as required for the purpose of resolving any pending dispute referred to them under this Agreement and shall consider the disputes in the order such disputes are brought before them.  In the event that such executives are unable to resolve a dispute within thirty (30) business days (or such longer period as the executives may mutually determine), they shall submit the matter to binding arbitration according to the rules of the American Arbitration Association for commercial disputes.  The arbitration shall be conducted by one arbitrator, expert in matters relating to commercial law, mutually selected by the Parties. If the Parties fail to mutually agree upon one arbitrator within ten (10) days of submission of the dispute to arbitration, one will be appointed in accordance with the commercial rules and practices of the American Arbitration Association.  Any award, order or judgment pursuant to such arbitration shall be deemed final and binding and may be enforced in any court of competent jurisdiction.  The Parties agree that the arbitrator shall only have the power and authority to make awards and issue orders as expressly permitted herein and shall not, in any event, make any award that provides for punitive damages.  The schedule and rules for the arbitration proceedings shall be as set by the arbitrator and the arbitration proceedings shall be held in Newark, New Jersey. Each Party shall bear its own costs of participating in the arbitration proceedings.

13. Entire Agreement.

This Agreement and the Schedules hereto set forth all of the promises, covenants, agreements, conditions, and undertakings between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.  The Schedules to this Agreement constitute an integral part of this Agreement.

14. Binding.

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

15. Waiver.

No provision of this Agreement may be waived except by an instrument in writing signed by the Party sought to be charged with the effect of such waiver.  The failure of a Party to this Agreement to assert a right or exercise a remedy hereunder shall not waive such right or remedy or any future rights or remedies.

THIS IS THE FORM OF TRANSITION SERVICES AGREEMENT THAT IS INTENDED TO BE ENTERED INTO BETWEEN IDT CORPORATION AND RAFAEL HOLDINGS, INC., TO BE EFFECTIVE UPON CONSUMMATION OF THE SPIN-OFF

16. Status; Other Activities.

(a) For purposes of this Agreement, IDT is, and will be deemed to be, an independent contractor only and not an agent, joint venturer, partner, or representative of Rafael.  Neither IDT nor a Rafael may create any obligations or responsibilities on behalf of or in the name of the other Party.

(b) Notwithstanding the amount of time, or percentage of business hours, spent by any employee of IDT in the provision of Services hereunder, no such employee shall, by reason of such provision, become an employee of, or have any direct rights against, Rafael, or be deemed to have any relationship with Rafael other than as a provider of Services hereunder.

(c) Nothing in this Agreement shall limit or restrict the right of any Party, or its affiliates, directors, officers or employees to engage in any other business or devote their time and attention in part to the management or other aspects of any other business, whether of a similar nature, or to limit or restrict the right of such parties to engage in any other business or to render services of any kind to any corporation, firm, individual, trust or association.

17. Amendment.

This Agreement may not be amended or modified except by an instrument in writing signed by the Parties.

18. Severability.

This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be valid and enforceable, so as to effect the original intent of the Parties to the greatest extent possible.

19. Counterparts.

This Agreement may be executed in one or more counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[The remainder of page intentionally left blank]

THIS IS THE FORM OF TRANSITION SERVICES AGREEMENT THAT IS INTENDED TO BE ENTERED INTO BETWEEN IDT CORPORATION AND RAFAEL HOLDINGS, INC., TO BE EFFECTIVE UPON CONSUMMATION OF THE SPIN-OFF

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

RAFAEL HOLDINGS, INC.

By:
David Polinsky
Chief Financial Officer

IDT CORPORATION

By:
Marcelo Fischer
Senior Vice President of Finance

THIS IS THE FORM OF TRANSITION SERVICES AGREEMENT THAT IS INTENDED TO BE ENTERED INTO BETWEEN IDT CORPORATION AND RAFAEL HOLDINGS, INC., TO BE EFFECTIVE UPON CONSUMMATION OF THE SPIN-OFF

[FORM OF SCHEDULE A]

Start Date:	[INSERT DATE]

Term:

[Exception to early termination provision:]

Description of Service: [DESCRIBE]. This includes, but is not limited to, the following service elements:

●	[INSERT ELEMENTS]

Fee (other than allocated cost basis):

Rafael Contacts:

[INSERT CONTACTS]

Acknowledgement:

RAFAEL HOLDINGS, INC.	IDT COPORATION:

By:	By:
Name:	Name:
Title:	Title: